EXHIBIT 3.1
AMENDMENT NO. 1 TO BYLAWS OF AMREIT
     This AMENDMENT NO. 1 TO THE BYLAWS OF AMREIT (this “Amendment”) is dated May 1, 2008.
BACKGROUND
     WHEREAS, AmREIT (the “Company”) is governed, in part, by the Bylaws of AmREIT, dated December 22, 2002 (the “Bylaws”); and
     WHEREAS, pursuant to and in accordance with Article VII of the Bylaws, the Board of Trust Managers of the Company has authorized, approved and adopted this Amendment.
     NOW THEREFORE, in consideration of the foregoing recitals, the Bylaws shall be amended as follows:
     1. DEFINED TERMS; REFERENCES.
     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bylaws. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “these Bylaws” and each other similar reference contained in the Bylaws shall, after the date hereof, refer to the Bylaws as amended hereby.
     2. CLASSIFIED BOARD OF TRUST MANAGERS.
     Section 3.2 of the Bylaws is amended by deleting such section in its entirety and replacing it with the following new Section 3.2:
“Section 3.2 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any class or series of Preferred Shares to elect trust managers under specified circumstances, the number of trust managers shall be fixed from time to time pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than nine (9) nor less than three (3) trust managers who need not be residents of the State of Texas and need not hold shares in the Company; provided that if, at any time, the Company has fewer than three (3) shareholders, the number of trust managers may be less than three (3), but not less than the number of shareholders. Except as provided in Section 3.12, trust managers shall be elected at the annual meetings of shareholders, and each trust manager so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.”
     3. AMENDMENT.
     Except as expressly set forth in this Amendment, the Board of Trust Managers of the Company makes no other amendment, alteration or modification of the Bylaws.
[Signature on next page]

     IN WITNESS WHEREOF, this Amendment was authorized, approved and adopted by the Board of Trust Managers of the Company on May 1, 2008.

AMREIT
By:	/s/ Chad C. Braun
	Name:	Chad C. Braun
	Title:	Secretary